Exhibit 23.6

Consent of SG Cowen Securities Corporation

May 31, 2001

Board of Directors
TriQuint Semiconductor, Inc.
2300 N.E. Brookwood Parkway
Hillsboro, OR 97124

    We hereby consent to the inclusion of our opinion, dated May 15, 2001, in the joint proxy statement/prospectus of TriQuint Semiconductor, Inc., which is a part of this Registration Statement on Form S-4 (the "Registration Statement") and to the references to our firm in the Registration Statement under the headings "Summary of the Joint Proxy Statement/Prospectus," "The Merger-Background of the Merger" and "The Merger-Opinion of SG Cowen." In executing this consent, we do not admit or acknowledge that SG Cowen Securities Corporation is within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

/s/ SG COWEN SECURITIES CORPORATION